UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 12, 2010

NorthWestern Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10499 (Commission File Number)	46-0172280 (IRS Employer Identification No.)
3010 W. 69th Street Sioux Falls, South Dakota (Address of principal executive offices)		57108 (Zip Code)
(605) 978-2900 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Short-Term Incentive Compensation Plan

On February 12, 2010, the Board of Directors (the “Board”) of NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) (the “Company”), based on the recommendation of the Human Resources Committee, established the Company’s 2010 Annual Incentive Plan for officers and other eligible employees of the Company (the “2010 AI Plan”). The 2010 AI Plan provides for a payment of incentive compensation to officers and other eligible employees for the January 1, 2010 through December 31, 2010, performance period.  To be eligible to receive a payout under the 2010 AI Plan, employees must be employed on December 31, 2010, so long as they were employed actively for at least one full quarter of the plan year.

A target incentive level for each participating employee is set by position and is expressed as a percentage of base salary.  The short-term incentive target opportunities for the Company's principal executive officer, principal financial officer and the other remaining officers named in the Company’s proxy statement for its 2009 annual meeting of shareholders are as follows:  Robert C. Rowe, President & Chief Executive Officer, 70%; Brian B. Bird, Vice President, Chief Financial Officer & Treasurer, 50%; and Curtis T. Pohl, Vice President – Retail Operations, 35%.

Payouts of awards to plan participants from the performance pool (as discussed below) will be determined based on a combination of (i) individual performance ratings that evaluate achievement against established goals and objectives as well as overall job performance and (ii) company performance based on the achievement of the following specified performance metrics during 2010:  net income targets, weighted at 55%; lost work day incident target rate, a measurement of safety based on OSHA definitions, weighted at 15%; reliability, using a system reliability index which measures the total duration of interruption for the average customer on our system during a predefined period of time, weighted at 15%; and a customer satisfaction measurement as determined by an independent survey, weighted at 15%; provided, however, that no awards will be paid out unless at least 90% of the net income target is met.  In calculating performance against target, the Board may make adjustments either positively or negatively for one-time events and extraordinary nonbudgeted items.

A Performance Pool will be created and funded based on the level of achievement of the four company performance factors described above.  In no case will the total payouts in the Performance Pool exceed the total dollars available for the Performance Pool.  The Performance Pool then will be allocated to each officer using total target incentive dollars at the end of the performance period for eligible employees in each functional unit, division or department, as adjusted based on the performance funding level achieved. The Performance Pool will be divided into two pools: a “Fixed Pool” and a “Discretionary Pool.”  Fifty percent (50%) of the Performance Pool will be allocated to the Fixed Pool; the remaining fifty percent (50%) will be allocated to the Discretionary Pool. Each Eligible Employee that has a performance rating of

“met expectations” or “exceeded expectations” will receive a distribution from the Fixed Pool calculated as follows:

Employee’s target incentive amount x performance funding level achieved x 50%

As part of the Fixed Pool calculation, the maximum percentage that can be attributed to the “performance funding level achieved” is 150%.

Each officer will then allocate the Discretionary Pool to the respective department supervisors, as appropriate, for further distribution based on either attainment of team or individual performance goals.  Supervisors will submit recommended distributions for individual employees subject to the functional officer’s and Administration Committee approval.  In no case will the total payouts in a given performance pool exceed the total dollars available for that performance pool.

Awards will be paid out to employees as soon as practicable, but no later than March 15, 2011.  The actual incentive amounts paid under the 2010 AI Plan will be based on the Company’s actual results during 2010 in relation to the established performance objectives, and these payments may be greater or less than the target amounts that have been established.

For further information regarding the 2010 AI Plan, see the copy of the plan that is filed as Exhibit 99.01 hereto and incorporated herein by reference.

(e) Long-Term Incentive Compensation Plan

On February 12, 2010, the Board, based on the recommendation of the Human Resources Committee, approved the 2010 Long-Term Incentive Plan Program (the “Program”) for performance shares to be awarded to specified participants, including all of the executive officers, under the NorthWestern Corporation 2005 Long-Term Incentive Plan (the “2005 LTIP”) and the Form of NorthWestern Corporation Long-Term Performance Incentive Restricted Stock Award Agreement (the “Award Agreement”).

Each executive will receive their LTIP payment based upon the following: 50% based upon the relative TSR of NorthWestern versus its peers and 50% based upon a matrix of three-year average net income growth and three-year average return on average equity.

Pursuant to the Program, the Award Agreement and the 2005 LTIP, a participant will receive a targeted number of performance incentive restricted shares (“performance shares”) based upon a percentage of the participant’s salary divided by the fair market value of the Company’s common stock as of the grant date.  Payment of the performance shares is conditioned on the maintenance of investment grade ratings for the Company during the performance period and the attainment of certain performance measures established by the Human Resources Committee.  The performance measures are weighted as follows: 50% to a matrix composed of the three-year average of both return on average equity and net income growth, and 50% to relative total shareholder return as measured against total shareholder return for the members of the Company’s peer group.  Such performance measures could result in an award ranging from 0% to 200% of a participant’s target.  If, however, total shareholder return is negative, then the maximum payout for the total shareholder return component is limited to 100%.  Payment of the performance shares also generally is contingent upon the participant remaining in the continuous employ of the Company through the end of the performance period; however, acceleration can occur upon the death or disability of the participant or a change of control.  The Human Resources Committee will have the discretion to include or exclude the impact of specified unusual or extraordinary events from the calculation of the performance measures.  Payout of the earned and vested performance shares will be made in shares of common stock of the Company, with one performance share vested and earned equal to one share of the Company’s common stock, except, upon a change of control, awards either will be deemed vested and satisfied at 100% of target or will be paid out in cash.  A participant will be able to elect to defer receipt of all or any portion of the earned performance shares, which may help an officer meet the Company’s stock ownership guidelines in a timely manner.

    For further information regarding the Form of Award Agreement, see the copy of the Award Agreement that is filed as Exhibit 99.02 hereto and incorporated herein by reference.  For further information regarding the 2005 LTIP, see Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q, dated October 30, 2008 (Commission File No. 1-10499), which is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.01*	NorthWestern Energy 2010 Annual Incentive Plan
99.02*	Form of NorthWestern Corporation Long-Term Performance Incentive Restricted Stock Award Agreement

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWESTERN CORPORATION

By:	/s/ Timothy P. Olson
Timothy P. Olson
Interim General Counsel and Corporate Secretary

Date: February 19, 2010

Index to Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.01*	NorthWestern Energy 2010 Annual Incentive Plan
99.02*	Form of NorthWestern Corporation Long-Term Performance Incentive Restricted Stock Award Agreement

* filed herewith